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Exhibit 99.1


ICU MEDICAL, INC.


              ICU MEDICAL, INC. REPORTS SECOND QUARTER 2005 RESULTS

JULY 18, 2005, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced results for the second quarter and six months ended June 30, 2005.

Second quarter revenue increased 88% to $40.7 million, as compared to $21.7 million in the same period last year. Net income for the second quarter increased 39% to $4.7 million, or $0.31 per diluted share, as compared to $3.4 million, or $0.23 per diluted share in the second quarter of 2004.

For the first six months of 2005, the Company earned $9.2 million, or $0.61 per diluted share, on revenues of $67.8 million, as compared to net income of $7.6 million, or $0.50 per diluted share, on revenues of $43.9 million for the same period in 2004.

Commenting on the quarter, Frank O'Brien, ICU Medical's Chief Financial Officer, said, "We are very pleased with our performance, which exceeded expectations for both the top and bottom line and demonstrates our ability to drive growth. While our flagship CLAVE product line was the primary contributor, we experienced strong sales across our safe medical connectors and custom intravenous systems to Hospira and through our other sales channels. In addition, the critical care product line produced for Hospira at our new manufacturing facility in Salt Lake City contributed $13.2 million of the top line increase."

Mr. O'Brien continued, "We expect to diversify our revenue stream, with several product introductions planned for the second half of 2005. Given our strong performance in the first half of the year, we are raising our 2005 revenue target to $140 million and our diluted earnings per share target to $1.06 to $1.08. Of these amounts, we expect the Salt Lake City products to contribute approximately $40 million to the top line and a small increment to the bottom line."



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ICU Medical's balance sheet remains strong with cash and investments at the end of the second quarter of 2005 of $64.3 million even after the acquisition of the Salt Lake City manufacturing facility, which closed in May.

The foregoing statement concerning Management's expectation with respect to future results is a forward looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K dated March 13, 2005. Actual results in the future may differ materially from Management's current expectations.

The Company will be conducting a conference call concerning its second quarter results at 1:30 p.m. PDT (4:30 p.m. EDT) on Monday, July 18, 2005, which can be accessed at 800-901-5241, passcode 16612574 or by replay at 888-286-8010, passcode 87239461. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.


CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215


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                                                         ICU MEDICAL, INC.
                                             Summary Consolidated Statements of Income
                                 (all dollar amounts in thousands except share and per share data)
                                                            (unaudited)

                                                             THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                          6/30/2005        6/30/2004         6/30/2005        6/30/2004
                                                       ---------------  ---------------   ---------------  ---------------
Revenue
   Net sales                                           $     40,116       $     21,001      $     65,779       $     42,272
   Other                                                        577                663             1,999              1,626
                                                       ------------       ------------      ------------       ------------
Total revenue                                                40,693             21,664            67,778             43,898
Cost of sales                                                24,360              9,600            36,220             19,414
                                                       ------------       ------------      ------------       ------------
Gross profit                                                 16,333             12,064            31,558             24,484
Selling, general and administrative expenses                  9,606              6,603            17,629             12,258
Research and development expenses                             1,004                403             1,678                854
                                                       ------------       ------------      ------------       ------------
Total operating expenses                                     10,610              7,006            19,307             13,112
                                                       ------------       ------------      ------------       ------------
Income from operations                                        5,723              5,058            12,251             11,372
Other income                                                    986                398             1,574                708
                                                       ------------       ------------      ------------       ------------
Income before income taxes and  minority interest             6,709              5,456            13,825             12,080
Provision for income taxes                                    2,095              2,046             4,866              4,530
Minority interest                                              (125)                --              (197)                --
                                                       ------------       ------------      ------------       ------------
Net income                                             $      4,739       $      3,410      $      9,156       $      7,550
                                                       ------------       ------------      ------------       ------------
Net income per share - diluted                         $       0.31       $       0.23      $       0.61       $       0.50
                                                       ============       ============      ============       ============
Weighted average number of
common shares - diluted                                  15,080,689         15,140,606        14,939,345         15,107,214
                                                       ============       ============      ============       ============
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                                          ICU MEDICAL, INC.
                   Summary Consolidated Balance Sheet Data (all dollar amounts in thousands except share data)
                                             (unaudited)

                                               ASSETS

                                                                      6/30/05      12/31/04
                                                                     ---------     ---------
CURRENT ASSETS:
    Cash and liquid investments                                      $ 64,301      $ 87,341
    Accounts receivable, net                                           26,807         8,922
    Inventories                                                        16,248         8,429
    Prepaid and deferred income taxes                                   2,361         7,732
    Other current assets                                                7,448         4,620
                                                                     ---------     ---------
               Total current assets                                   117,165       117,044
                                                                     ---------     ---------

PROPERTY AND EQUIPMENT, NET                                            53,881        40,934
OTHER ASSETS                                                           14,797         6,790
                                                                     ---------     ---------
                                                                     $185,843      $164,768
                                                                     =========     =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                 $ 13,970      $  7,454

MINORITY INTEREST:                                                        769           966

STOCKHOLDERS' EQUITY:
    13,849,398 common shares outstanding, net, at June 30, 2005       171,104       156,348
                                                                     ---------     ---------
                                                                     $185,843      $164,768
                                                                     =========     =========

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                                          ICU MEDICAL, INC.
                            Summary Consolidated Statements of Cash Flows
                                  (all dollar amounts in thousands)
                                             (unaudited)

                                                                          SIX MONTHS ENDED
                                                                      ------------------------
                                                                       6/30/05        6/30/04
                                                                      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                            $  9,156       $  7,550
Adjustments to reconcile net income to net cash
     Provided by operating activities --
        Depreciation and amortization                                    4,212          3,742
        Net change in current assets and liabilities, and other,
            net of assets acquired                                      (8,204)         3,022
                                                                      ---------      ---------
                                                                         5,164         14,314

     Tax benefits from exercise of stock options                         2,080          1,913

                                                                      ---------      ---------
     Net cash provided by operating activities                           7,244         16,227
                                                                      ---------      ---------


CASH PAID FOR SALT LAKE CITY ASSETS                                    (32,116)            --
PURCHASES OF PROPERTY AND EQUIPMENT                                     (2,449)        (2,272)
NET CHANGE IN LIQUID INVESTMENTS                                        24,300        (17,300)
EMPLOYEE EQUITY PLANS                                                    3,958          2,860
OTHER                                                                      322          1,958

NET INCREASE IN CASH
                                                                      ---------      ---------
        AND CASH EQUIVALENTS                                          $  1,259       $  1,473
                                                                      =========      =========

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